EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-161023 on Form S-3 of Consumers Bancorp, Inc. of our report dated September 7, 2023 relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K.

/s/ Plante & Moran, PLLC
Plante & Moran, PLLC

Auburn Hills, Michigan
September 7, 2023